Exhibit 99.1

The following quarterly information of Authentic Brands LLC for the periods indicated below is being provided in connection with investor meetings, including a reconciliation of net income, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA:

Authentic Brands LLC

Consolidated Statement of Income

(amounts in thousands)

(unaudited)

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,
	2020	2020	2020	2020	2021	2021	2021
Revenue, net	$26,283	$36,821	$40,899	$59,906	$48,790	$52,357	$60,106
Cost of goods sold	14,254	20,828	23,483	35,935	29,152	31,050	36,043
Gross profit	12,029	15,993	17,416	23,971	19,638	21,307	24,063
Operating expenses
Marketing and advertising	4,646	4,820	5,586	10,461	6,551	8,948	9,791
Salaries, wages and benefits	4,251	5,046	6,712	8,185	7,778	11,443	10,534
General and administrative	2,692	3,163	4,127	3,940	4,838	5,751	6,884
Total operating expenses	11,589	13,029	16,425	22,586	19,167	26,142	27,209

Income (loss) from operations	440	2,964	991	1,385	471	(4,835)	(3,146)

Other income (expense)
Interest expense	(198)	(316)	(300)	(233)	(294)	(451)	(845)
Other income (expense), net	8	(91)	(12)	(132)	8	(10)	(3)
Total other income (expense)	(190)	(407)	(312)	(365)	(286)	(461)	(848)

Earnings (loss) before income taxes	250	2,557	679	1,020	185	(5,296)	(3,994)

State income tax expense	43	43	55	44	36	38	59

Net income (loss)	$207	$2,514	$624	$976	$149	$(5,334)	$(4,053)

Reconciliation of Net Income (loss) to Adjusted EBITDA

Net income (loss)	$207	$2,514	$624	$976	$149	$(5,334)	$(4,053)
Interest expense	198	316	300	233	294	451	845
Tax expense	43	43	55	44	36	38	59
Depreciation and amortization	303	328	354	390	499	653	848
EBITDA	751	3,201	1,333	1,643	978	(4,192)	(2,301)

Equity-based compensation	367	410	1,873	663	685	2,343	734
System implementation costs	76	230	198	52	116	(4)	153
Transaction expenses	–	–	467	108	–	59	596
Adjusted EBITDA	$1,194	$3,841	$3,871	$2,466	$1,779	$(1,794)	$(818)

Revenue by Channel:
Direct to Consumer	$23,027	$33,607	$32,839	$48,251	$38,323	$39,821	$37,512
Wholesale	3,027	3,093	7,373	9,858	9,351	9,798	19,459
Outpost	229	121	687	1,797	1,116	2,738	3,135
Total revenue, net	$26,283	$36,821	$40,899	$59,906	$48,790	$52,357	$60,106

Non-GAAP Financial Measures

To evaluate the performance of its business, Authentic Brands LLC (the "Company") relies on both its results of operations recorded in accordance with GAAP and certain non-GAAP financial measures, including EBITDA and Adjusted EBITDA. These measures, as defined below, are not defined or calculated under principles, standards or rules that comprise GAAP. Accordingly, the non-GAAP financial measures the Company uses and refers to should not be viewed as a substitute for performance measures derived in accordance with GAAP or as a substitute for a measure of liquidity. Its definitions of EBITDA and Adjusted EBITDA described below are specific to its business and you should not assume that they are comparable to similarly titled financial measures of other companies. The Company defines EBITDA as net income (loss) before interest, state income taxes, depreciation and amortization expense. The Company defines Adjusted EBITDA as EBITDA, as adjusted for stock-based compensation expense, capital raising activities, and costs associated with implementation of its enterprise systems. When used in conjunction with GAAP financial measures, the Company believes that EBITDA and Adjusted EBITDA are useful supplemental measures of operating performance because it facilitates comparisons of historical performance by excluding non-cash items such as stock-based payments and other amounts not directly attributable to its primary operations, such as the impact of system implementation, acquisitions, disposals, non-routine investigations, litigation and settlements. Adjusted EBITDA is also a key metric used internally by its management to evaluate performance and develop internal budgets and forecasts. EBITDA and Adjusted EBITDA have limitations as an analytical tool and should not be considered in isolation or as a substitute for analyzing its results as reported under GAAP and may not provide a complete understanding of its operating results as a whole. Some of these limitations are (i) they do not reflect changes in, or cash requirements for, its working capital needs, (ii) they not reflect its interest expense or the cash requirements necessary to service interest or principal payments on its debt, (iii) they do not reflect its tax expense or the cash requirements to pay its taxes, (iv) they do not reflect historical capital expenditures or future requirements for capital expenditures or contractual commitments, (v) although stock-based compensation expenses are non-cash charges, the Company relies on equity compensation to compensate and incentivize employees, directors and certain consultants, and it may continue to do so in the future and (vi) although depreciation, amortization and impairments are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and these non-GAAP measures do not reflect any cash requirements for such replacements.